UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement and Resignation of Michael W. Rice as Director

On August 19, 2024, Michael W. Rice, a non-employee director of Utz Brands, Inc. (the “Company”), announced his retirement and tendered his resignation from the Company’s Board of Directors (the “Board”) effective August 20, 2024, which has been accepted by the Board. Mr. Rice did not resign as a result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

(d) Election of William Werzyn Jr.

Effective August 20, 2024, the Board elected William Werzyn Jr. to serve as a member of the Board, to fill the vacancy left by Mr. Rice following his retirement and resignation. Mr. Werzyn was recommended to the Board by Series U of UM Partners, LLC, pursuant to that certain Investor Rights Agreement dated August 28, 2020, by and among the Company and certain of its stockholders (as amended, the “Investor Rights Agreement”). After a detailed review process, the Board unanimously approved Mr. Werzyn for appointment. Other than the Investor Rights Agreement, there is no arrangement or understanding between Mr. Werzyn and any other persons pursuant to which Mr. Werzyn was selected as a director. There are no transactions involving Mr. Werzyn that would require disclosure under Item 404(a) of Regulation S-K. A committee assignment for Mr. Werzyn will be forthcoming.

Mr. Werzyn will participate in the Company’s standard non-employee director compensation program. Upon commencement of his duties, Mr. Werzyn will be entitled to receive an annual cash retainer of $87,500 and an annual equity retainer with a value of $130,000 in the form of restricted stock units. The annual cash retainer and annual equity retainer will be prorated in the first year for time in role.

Mr. Werzyn currently serves as the Chief Executive Officer of West Shore Home, LLC, a home renovation and remodeling company serving twenty-one states. He has served in that role since 2006, and has also served as the Executive Chairman of West Shore Home, LLC since October 2020. Mr. Werzyn received his B.S. from The Pennsylvania State University in 1999.

Item 7.01. Regulation FD Disclosure

On August 20, 2024, in connection with Mr. Rice’s retirement from the Board, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Utz Press Release (dated August 20, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: August 20, 2024
By: /s/ Ajay Kataria
Name: Ajay Kataria
Title: Executive Vice President,
Chief Financial Officer and Chief Accounting Officer